PO Box 27347 Omaha, NE 68127-0347 Phone 402.596.8900 Fax 402.537.6104 www.infogroup.com
FOR IMMEDIATE RELEASE
June 24, 2010
Infogroup Contact:
Lisa Olson
Senior Vice President Corporate Relations
Phone: (402) 593-4541
E-mail: lisa.olson@infogroup.com
Delaware Court Declines to Enjoin Infogroup’s Shareholder Meeting
(OMAHA, NEBRASKA) — Infogroup (NASDAQ: IUSA) announced today that Court of Chancery of the State of Delaware declined to issue a preliminary injunction which might have delayed the meeting of Infogroup’s shareholders scheduled for June 29, 2010 to vote on the proposed acquisition of the Company by affiliates of CCMP Capital Investors LLP.
The preliminary injunction was requested by the New Jersey Carpenters Pension Fund, a shareholder of the Company, on behalf of all the Company’s shareholders. The Pension Fund could still seek a discretionary interlocutory appeal of the Court of Chancery’s decision.
About Infogroup
Infogroup is the leading provider of data and interactive resources that enable targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems Infogroup headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.infogroup.com.
Additional Information
In connection with the Merger, infoGROUP has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF infoGROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents in the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Copies of the definitive proxy statement and other documents infoGROUP files with the SEC may also be obtained by mail, upon payment of the SEC’s customary fees, by writing to the SEC’s principal office at 100 F Street, NE, Washington D.C. 20549. Our SEC filings, including the definitive proxy statement, are also available to the public, free of charge, at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents infoGROUP files with the SEC by going to the “Financial Information” subsection of our “Investors Relations” section of our website at http://ir.infogroup.com/sec.cfm. Our website address is provided as an inactive textual reference only. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of infoGROUP in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy statement that was filed by infoGROUP with the SEC on May 28, 2010.
Forward-Looking Statements
Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby. Forward-looking statements include statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases. Statements also include statements pertaining to: the future of the operating environment in the Company’s industry, the implications of current financial performance on future results and the ability of the Company to meet its future forecasts. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to

PO Box 27347 Omaha, NE 68127-0347 Phone 402.596.8900 Fax 402.537.6104 www.infogroup.com materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this document or elsewhere. These statements are subject to risks, uncertainties, and other factors, including, among others:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of CCMP to obtain the necessary debt or equity financing;

•	the failure of the Merger to close for any other reason;

•	that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

•	the ability to recognize the benefits of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;
and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10 Q and 10 K. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this document represent our views as of the date hereof, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.